                                                                    Exhibit 3.12

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   MEDCOM INC.

To:      The Secretary of State
         State of New Jersey

         The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation.

         (1) The name of the corporation is

                                   MedCom Inc.

         (2) The purpose or purposes for which the corporation is organized are:
To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

         (3) The aggregate number of shares which the corporation shall have the authority to issue is 10,000 shares each of which shall have no par value.

         (4) The address of the corporation's initial registered office is c/o Cole Schotz Meisel Forman & Leonard, 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602. The name of the corporation's registered agent at such address is Henry M. Matri, Esq.

         (5) The number of directors constituting the initial board of directors shall be one and the name and address is as follows:

     NAME                                                    ADDRESS
     ----                                                    -------
Sam Palazzole                                          27 Lowell Drive
                                                       Wayne, New Jersey 07470

         (6) The name and address of the Incorporator is as follows:

      NAME                                               ADDRESS
      ----                                               -------
Zulma M. Howarth                                Prentice Hall
                                                830 Bear Tavern Road
                                                West Trenton, New Jersey 08628

         IN WITNESS WHEREOF, the undersigned incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation this March 20, 1996.

                                                   /s/ Zulma M. Howarth
                                            ------------------------------------
                                            Zulma M. Howarth
                                            Incorporator

                            CERTIFICATE OF MERGER OF
                           TWO NEW JERSEY CORPORATIONS

                              CERTIFICATE OF MERGER
                                       OF
                           PALAZZOLE ASSOCIATES, INC.
                                      INTO
                                  MEDCOM, INC.

TO: THE SECRETARY OF STATE
    STATE OF NEW JERSEY

         Pursuant to the provisions of Sections 14A:10-1 and 14A:10-4.1 of the New Jersey Business Corporation Act, the undersigned corporations hereby execute the following Certificate of Merger.

         1. Palazzole Associates, Inc., organized and existing under the laws of the State of New Jersey, shall be merged into Medcom, Inc., a corporation organized and existing under the laws of the State of New Jersey which is hereinafter designated as the surviving corporation.

         2. The address of the surviving corporation's registered office is c/o Cole Schotz Meisel Forman & Leonard, 25 Main Street, P.O. Box 800, Hackensack, N J 07602, and the name of its registered agent at such address is Henry M. Matri, Esq.

         3. The total authorized capital stock of the surviving corporation shall be 10,000 shares.

         4. The Plan of Merger annexed hereto and made a part hereof as Exhibit A was approved by each of the undersigned corporations in the manner prescribed by Sections 14A:10-1 and 14A:10-3 of the New Jersey Business Corporation Act.

         5. As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class are as follows:

                                                 DESIGNATION OF            NUMBER OF SHARES
                                                  EACH CLASS OR           ENTITLED TO VOTE OF
                      TOTAL NUMBER OF          SERIES ENTITLED TO           EACH SUCH CLASS
  NAME OF             SHARES ENTITLED          VOTE AS A CLASS (IF        OR SERIES (IF ANY)
CORPORATION               TO VOTE                     ANY)
Palazzole                   400                        N/A                        N/A
Associates,
Inc.

Medcom, Inc.                100                       N/A                        N/A

         6. As to each corporation whose shareholders are entitled to vote, the number of shares voted for and against the Plan of Merger, respectively, and the number of shares of any class entitled to vote as a class that voted for and against the Plan of Merger, respectively, are as follows:

                                          TOTAL SHARES                    SHARES       SHARES
  NAME OF             TOTAL SHARES            VOTED                        VOTED        VOTED
CORPORATION             VOTED FOR            AGAINST          CLASS         FOR        AGAINST
Palazzole                  400                 -0-             N/A          N/A          N/A
Associates,
Inc.

Medcom,                    100                 -0-             N/A          N/A          N/A
Inc.

         (7. The Plan of Merger was approved by the Board of Directors of Medcom, Inc., the surviving corporation, and no vote of the shareholders of Medcom, Inc. was required pursuant to the provisions of Section 14A:10-3(4) of the New Jersey Business Corporation Act.)

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its respective officers.

                                    PALAZZOLE ASSOCIATES, INC.

                                    By           /s/ Sam Palazzole
                                       -----------------------------------------
                                    Sam Palazzole, President, Chairman of the
                                    Board of Directors, and Sole Shareholder

                                    Medcom, Inc.

                                    By           /s/ Sam Palazzole
                                      ------------------------------------------
                                    Sam Palazzole, President, Chairman of the
                                    Board of Directors, and Sole Shareholder

                AGREEMENT OF MERGER OF PALAZZOLE ASSOCIATES, INC.
                           WITH AND INTO MEDCOM, INC.

AGREEMENT OF MERGER ("Agreement of Merger") by and between Palazzole Associates Inc., a New Jersey corporation having its registered office at 16-00 Route 208, Fair Lawn, NJ 07410, and Medcom, Inc., a New Jersey corporation having its registered office at c/o Cole Schotz Meisel Forman & Leonard, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602.

                                   WITNESSETH

WHEREAS, the respective Boards of Directors of Palazzole Associates, Inc. and Medcom, Inc. deem the merger of Palazzole Associates, Inc. with and into Medcom, Inc., under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Palazzole Associates, Inc. and Medcom, Inc. have adopted or are expected to adopt resolutions approving this Agreement of Merger and an Agreement and Plan of Reorganization dated of even date herewith ("Reorganization Agreement"); and

WHEREAS, the Board of Directors of Palazzole Associates, Inc. has directed that this Agreement of Merger be submitted to the shareholders of Palazzole Associates, Inc.;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I MERGER

Subject to the terms and conditions of this Agreement of Merger, on the effective date of the merger, Palazzole Associates, Inc. shall be merged with and into Medcom, Inc., pursuant to the provisions of, and with the effect provided in, the New Jersey Business Corporation Law (said transaction being hereinafter referred to as the "Merger"). On the effective date of the merger, the separate existence of Palazzole Associates, Inc. shall cease and Medcom, Inc., as the surviving entity, shall continue unaffected and unimpaired by the Merger. On the effective date of the merger, the registered office of Medcom, Inc. in New Jersey shall remain unchanged by the Merger.

ARTICLE II CERTIFICATE OF INCORPORATION AND BY-LAWS

The Certificate of Incorporation and the By-Laws of Medcom, Inc. in effect immediately prior to the effective date of the merger shall be the Certificate of

Incorporation and the By-Laws of Medcom, Inc., in each case until amended in accordance with applicable law.

ARTICLE III BOARD OF DIRECTORS

On the effective date of the merger, the Board of Directors of Medcom, Inc. shall consist of those persons serving as directors of Medcom, Inc. immediately prior to the effective date of the merger.

ARTICLE IV CAPITAL

The shares of capital stock of Medcom, Inc. issued and outstanding immediately prior to the effective date of the merger shall, on the effective date of the merger continue to be issued and outstanding.

ARTICLE V CONVERSION AND EXCHANGE OF PALAZZOLE ASSOCIATES INC. SHARES; FRACTIONAL SHARE INTERESTS

         1. On the effective date of the merger, each share of the common stock of Palazzole Associates, Inc., no par value ("Palazzole Associates, Inc. Common Stock"), outstanding immediately prior to the effective date of the merger shall by virtue of the Merger be cancelled.

         2. On and after the effective date of the merger, each holder of a certificate or certificates theretofore representing outstanding shares of Palazzole Associates, Inc. Common Stock (any such certificate being hereinafter referred to as a "Certificate") may surrender the same to Medcom, Inc. or its agent for cancellation.

         3. Upon the effective date of the merger, the stock transfer books of Palazzole Associates, Inc. shall be closed and no transfer of Palazzole Associates, Inc. Common Stock shall thereafter be made or recognized. Any other provision of this Agreement of Merger notwithstanding, neither Medcom, Inc. or its agent nor any party to the Merger shall be liable to a holder of Palazzole Associates, Inc. Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

ARTICLE VI CERTIFICATES OF MERGER

Certificates of merger evidencing the transactions contemplated herein shall be delivered to the New Jersey Secretary of State for filing as provided in the Reorganization Agreement.

ARTICLE VII FURTHER ASSURANCES

If at any time Medcom, Inc. shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in Medcom, Inc. title to any property or rights of Palazzole Associates, Inc., or otherwise carry out the provisions hereof, the proper officers and directors of Palazzole Associates, Inc., as of the effective date of the merger, and thereafter the officers of Medcom, Inc. acting on behalf of Palazzole Associates, Inc., shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in Medcom, Inc. and otherwise carry out the provisions hereof.

ARTICLE VIII CONDITIONS PRECEDENT

The obligations of Medcom, Inc. and Palazzole Associates, Inc. to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

ARTICLE IX CONSENT TO SERVICE

Medcom, Inc. consents that it may be sued and served with process in the State of New Jersey and Medcom, Inc. hereby irrevocably appoints the Secretary of State of the State of New Jersey as its agent to accept service of process in any proceedings in New Jersey to enforce against Medcom, Inc. any obligation of Palazzole Associates, Inc. or to enforce the rights of a dissenting shareholder of Palazzole Associates, Inc.

ARTICLE X MISCELLANEOUS

         1. This Agreement of Merger may be amended or supplemented at any time prior to its Effective Date by mutual agreement of Medcom, Inc. and Palazzole Associates, Inc. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby.

         2. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement of Merger.

         3. This Agreement of Merger shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent New Jersey law or Federal law may be applicable.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

MEDCOM, INC.
By       /s/ Sam Palazzole
   ---------------------------------
Sam Palazzole, President

PALAZZOLE ASSOCIATES, INC.,

By       /s/ Sam Palazzole
   ---------------------------------
Sam Palazzole, President